As filed with the Securities and Exchange Commission on December 21, 2020

Registration Nos. 33-63666

33-63664

33-85656

33-93910

333-00446

333-00444

333-65001

333-65007

333-92643

333-92645
333-92647

333-55164

333-76194

333-104040

333-131421

333-163324

333-163325

333-185209

333-195073

333-195074

333-222168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-2381442
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

47827 Halyard Drive, Plymouth, Michigan	48170
(Address of Principal Executive Offices)	(Zip Code)

Perceptron, Inc. 1983 Stock Option Plan

Perceptron, Inc. 1992 Stock Option Plan

Perceptron, Inc. Directors Stock Option Plan

Perceptron, Inc. 1998 Global Team Members Stock Option Plan

Perceptron, Inc. Employee Stock Purchase Plan

Perceptron, Inc. 2004 Stock Incentive Plan

Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan

(Full Title of the Plan)

Bill Roeschlein

Chief Financial Officer

Perceptron, Inc.

47827 Halyard Drive, Plymouth, Michigan 48170

(Name and address of agent for service)

(734) 414-6100

(Telephone number, including area code, of agent for service)

Copy to:

Thomas S. Vaughn, Esq.

Dykema Gossett PLLC

400 Renaissance Center

Detroit, Michigan 48243

(313) 568-6800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (“Post-Effective Amendments”) relate to the following Registration Statements of Perceptron, Inc., a Michigan corporation (the “Registrant”), on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 33-63666, filed on June 1, 1993, registering 437,891 shares of the Registrant’s common stock (“Common Stock”), par value $0.01, under the Perceptron, Inc. 1983 Stock Option Plan;

•	Registration Statement No. 33-63664, filed on June 1, 1993, registering 142,857 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 33-85656, filed on October 25, 1994, registering 850,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 33-93910, filed on June 26, 1995, registering 100,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-00446, filed on January 22, 1996, registering 75,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 333-00444, filed on January 22, 1996, registering 112,500 shares of Common Stock, par value $0.01, under the Perceptron, Inc. Directors Stock Option Plan;

•	Registration Statement No. 333-65001, filed on September 30, 1998, registering 558,357 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 333-65007, filed on September 30, 1998, registering 300,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1998 Global Team Member Stock Option Plan;

•	Registration Statement No. 333-92643, filed on December 13, 1999, registering 150,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. Directors Stock Option Plan;

•	Registration Statement No. 333-92645, filed on December 13, 1999, registering 300,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 333-92647, filed on December 13, 1999, registering 400,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1998 Global Team Member Stock Option Plan;

•	Registration Statement No. 333-55164, filed on February 7, 2001, registering 255,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1998 Global Team Member Stock Option Plan;

•	Registration Statement No. 333-76194, filed on January 2, 2002, registering 150,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc, 1998 Global Team Member Stock Option Plan;

•	Registration Statement No. 333-104040, filed March 26, 2003, registering 400,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 1992 Stock Option Plan;

•	Registration Statement No. 333-131421, filed on January 31, 2006, registering 600,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. 2004 Stock Incentive Plan;

•	Registration Statement No. 333-163324, filed on November 24, 2009, registering 100,000 shares of Common Stock, no par value, under the Perceptron, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-163325, filed on November 24, 2009, registering 400,000 shares of Common Stock, no par value, under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan;

•	Registration Statement No. 333-185209, filed on November 30, 2012, registering 400,000 shares of Common Stock, par value $0.01, under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan;

•	Registration Statement No. 333-195073, filed on April 4, 2014, registering 700,000 shares of Common Stock, no par value, under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan;

•	Registration Statement No. 333-195074, filed on April 4, 2014, registering 100,000 shares of Common, no par value, Stock under the Perceptron, Inc. Employee Stock Purchase Plan; and

•	Registration Statement No. 333-222168, filed on December 19, 2017, registering 500,000 shares of Common Stock, $0.01 par value, under the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan.

On December 21, 2020, pursuant to that certain Agreement and Plan of Merger, dated as of September 27, 2020 (the “Merger Agreement”), by and among Atlas Copco North America LLC, a Delaware limited liability company (“Parent”), Odyssey Acquisition Corp., a Michigan corporation and wholly owned subsidiary of Parent, and the Registrant, the Registrant became a wholly owned subsidiary of Parent.

In connection with the consummation of the merger as contemplated under the Merger Agreement, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all such securities registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, State of Michigan on this 21st day of December, 2020.

PERCEPTRON, INC.

/s/ Bill Roeschlein
By: Bill Roeschlein
Its: Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.